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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement pertaining to the Stock Option Plans of Patten Corporation to our report dated April 26, 1995 with respect to the consolidated financial statements of Patten Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 2, 1995 filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP



West Palm Beach, Florida
August 2, 1995





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